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                                                                     Exhibit 5.2

                   [LETTERHEAD OF CONYERS DILL & PEARMAN]

23rd April, 1997


RBX/ss/305867/d.337595


RSL Communications, Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda



Dear Sirs

Re: RSL Communications, Ltd.
Registration Statement on Form S-4

We have acted as special legal counsel in Bermuda to RSL Communications, Ltd. (the "Company") in connection with the registration of US$300,000,000 12 1/4% Senior Notes due 2006 (the "Notes") issued by RSL Communications PLC (the "Issuer") and guaranteed by the Company as described in the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission on 24th April, 1997 (the "Registration Statement").

For the purposes of giving this opinion, we have examined and relied upon the following documents:

(i)   a photocopy of the Registration Statement; and

(ii) a photocopy of an Indenture dated as of October 3, 1996 between the Issuer, the Company as guarantor and The Chase Manhattan Bank as trustee containing the guarantee of the Notes by the Company (the "Note Guarantee").
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Page 2
DATE
ADDRESS


We also have reviewed a copy of the Memorandum of Association and the Bye-laws of the Company, the Chairmans Written Consent of the Company's Board of Directors dated as of September 30, 1996 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Business - Service of Process and Enforcement of Liabilities", "Description of the Exchange Notes - Additional Amounts" and "Legal Matters".

On the basis of and subject to the foregoing, we are of the opinion that;

1.    The Note Guarantee has been duly authorised by the Company.

2. The statements contained in the penultimate paragraph of page 127 of the Registration Statement under the heading "Description of the Exchange Notes - Additional Amounts" are accurate.

Yours faithfully

/s/ Conyers Dill & Pearman